SERVICES AGREEMENT

     THIS SERVICES AGREEMENT ("Agreement"), made and entered into as of the 1st day of May, 2000, by and between Horizon Services, Inc., an Ohio corporation ("HSI"), and Horizon Personal Communications, Inc. ("Percom"), an Ohio corporation.

                              W I T N E S S E T H:

     WHEREAS, Percom (f/k/a Horizon Infotech, Inc.) and HSI entered into that certain Agreement, dated January 1, 1996, pursuant to which HSI furnished certain administrative, management and consulting services to Percom (the "Prior Services Agreement");

     WHEREAS, the parties hereto desire to terminate the Prior Services Agreement and replace it with this Agreement, keeping many of the material economic terms of the Prior Services Agreement the same, except as set forth herein; and

     NOW, THEREFORE, in consideration of the premises, the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     ARTICLE I - TERM

     A. Initial Term. The initial term (the "Initial Term") of this Agreement shall commence on the date hereof and shall continue until the third
          (3rd) anniversary of such date, subject to renewal or termination as provided below.

     B. Renewal Terms. Following expiration of the Initial Term, this Agreement will automatically renew for successive one (1) year terms, unless either party hereto notifies the other party in writing of its election not to renew this Agreement nine (9) months prior to the expiration of the Initial Term or the then current term, as the case may be. As used in this Agreement, "Term" shall mean the Initial Term, and, if applicable, any renewal terms.

     ARTICLE II - DEFAULT; TERMINATION

     A. Termination by Percom. Percom may terminate this Agreement, or may terminate any of the individual Services (defined in Article III below) which it receives from HSI hereunder, by providing ninety (90) days prior written notice to HSI that it will terminate this Agreement or any of such Services.

     B. Termination by HSI. This Agreement may not be terminated by HSI, unless Percom materially breaches this Agreement (such breach a "Default"), and HSI notifies Percom in writing of the Default and


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          gives  Percom  ninety  (90) days in which to remedy  the  Default  and provide evidence thereof to HSI. If the Default is not cured during such ninety (90) day period, HSI shall have the right to terminate this Agreement at any time thereafter by delivering written notice to Percom.

     ARTICLE III - SERVICES TO BE PROVIDED

     During the Term of this Agreement, HSI will provide certain administration and consulting services for Percom, including, but not necessarily limited to the following services (the "Services").

     A. Insurance. HSI agrees to review and recommend appropriate insurance coverage for the properties, personnel and operations of Percom. HSI further agrees to consolidate insurance coverages, required by Percom, with similar insurance coverages required by others, where consolidation of such coverages results in savings of premiums and satisfies other requirements of Percom and HSI.

     B. Administration of Funds. HSI agrees to assist Percom in (i) the development of capital and operating budgets including variance reporting; (ii) the administration of debt and (iii) cash management.

     C. Billings. Subject to Percom's agreements with Sprint PCS, and as requested by Percom, HSI will assist in the billing function for Percom's subscribers.

     D. Accounting Services. HSI will maintain proper records and books of account in accordance with 47 CFR Part 32.27(e). If requested by Percom, HSI shall prepare for Percom all financial, statistical, tax and other reports which Percom is obligated by law or contract to file with local, state, or federal governing bodies or agencies or Percom's lenders.

     E. Computer. HSI will provide reasonable computer access to Percom for its use. HSI agrees to provide computer service to Percom for customer billing. HSI agrees to provide local access network (LAN) maintenance and computer application and software maintenance services.

     F. Miscellaneous. As requested by Percom, HSI will provide accounting, external relations, employee relations (human resources), regulatory authority, archives, records, files, and other miscellaneous administrative services not otherwise specifically provided for herein.

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     ARTICLE IV - COMPENSATION

     Unless otherwise agreed to by the parties, all Services provided by HSI for the benefit or at the request of Percom shall be charged as follows:

     A. Direct labor charges shall be assessed to Percom based on time reports of hours devoted to HSI at the established rate per hour of each employee involved. Related labor overhead costs shall be charged to Percom monthly as a percentage (based on direct labor) of such costs, including, but not limited to, payroll taxes, payroll insurance and labor fringe benefits to the direct labor of that month.

     B. To the extent practicable, other expenses or costs incurred which are directly assignable to Percom shall be charged directly to such Percom.

     C. All other costs of service provided by HSI to Percom and other subsidiaries, not directly assignable, shall be allocated to Percom and others on the basis of the FCC Part 32 System of Accounts and the
          Part 64 cost allocation methodology. If such methodology is subsequently changed, HSI shall maintain adequate and sufficient documentation to explain such change.

     D. The costs of Services performed under this Agreement include, without limitation:

          (i) Salaries, wages, fees and other compensation of personnel or outside consultants performing the Services including all travel and other expenses of such personnel and such consultants;

          (ii) Insurance, including public liability and property damage, and costs of meeting workers compensation requirements.

          (iii)All payroll taxes levied by federal state, city or other taxing authorities applicable to employees engaged in performing the Services.

     E. Compensation shall be limited to an amount no more or no less favorable than that amount charged to a third party.

     ARTICLE V - RECORDS

     A. Access to Records. Percom, through authorized representatives, shall at all times during reasonable business hours have access to and the right to inspect and make copies of any and all books, records and


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          accounts,  invoices,  contracts,  canceled checks,  payrolls and other documents and papers of every kind held by HSI and pertaining to the services rendered to Percom under this Agreement.

     B. Regular Reports. The parties agree that regular reports, in detail, of all services provided by HSI for the account of or benefit of Percom will be supplied to Percom in the manner and at all the times which Percom may reasonably request.

     C. Review by Public Utilities Commission. The parties understand that the books and records of HSI shall be accessible to review by the Public Utilities Commission of Ohio.

     D. Audit. HSI must maintain books and records to support and document any fees, costs, expenses or other charges due in connection with this Agreement. The records must be retained for a period of at least three years after the fees, costs, expenses or other charges to which such records relate have accrued and have been paid, or such other longer period as may be required by applicable law. On reasonable advance notice, HSI must provide reasonable access to its appropriate records to the independent auditors or other financial representatives selected by Percom for purposes of conducting an audit of the fees, costs, expenses or other charges payable in connection with this Agreement. Percom will conduct the audit no more frequently than annually. If the audit shows that HSI was underpaid, Percom will, unless the amount of underpayment is contested, pay to HSI the amount of the underpayment within ten days after HSI gives Percom written notice of the determination of the underpayment. If the audit determines that HSI was overpaid, HSI will, unless the amount is contested, pay to Percom the amount of the overpayment within ten days after HSI determines that HSI was overpaid. To the extent a Party contests such overpayment/underpayment, Article XII shall apply. To the extent that Percom maintains independent books and records regarding the fees, costs, expenses or other charges due in connection with this Agreement, Percom must maintain such books and records and provide access rights to HSI, on the same terms and conditions as set forth above.

     ARTICLE VI - TRANSITION PERIOD

     A. Transition. Upon the expiration or early termination of this Agreement, or upon the termination of any of the individual Services, for any reason, the Parties agree to cooperate and assist with each other in good faith toward a smooth transition of Services, in a manner designed to be least disruptive to the operations of both companies and to the subscribers of Percom.

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     ARTICLE VII - INDEMNIFICATION

     A. Indemnification by Percom. Percom shall indemnify, defend and hold harmless HSI and its affiliates, employees, directors, officers, and agents from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred as a result of:

          (i) claims for damage to property and/or personal injuries (including death) arising out of the negligence or willful act or omission of Percom; and

          (ii) Percom' failure to perform any of its obligations hereunder.

     B. Indemnification by HSI. HSI shall indemnify, defend and hold harmless Percom and its affiliates, employees, directors, officers, and agents from and against all claims, demands, actions, causes of actions, damages, liabilities, losses, and expenses (including reasonable attorney's fees) incurred as a result of:

          (i)  claims  for  damages  to  property   and/or   personal   injuries
               (including death) arising out of the negligence or willful act or omission of HSI; and

          (ii) HSI's failure to perform any of its obligations hereunder.

     ARTICLE VIII - CONFIDENTIAL INFORMATION

     A. Confidentiality. Each party shall each preserve the other party's confidential information disclosed to each party in connection with providing Service hereunder with the same degree of care it uses in protecting its own confidential or proprietary information and shall not disclose, directly or indirectly, such information to any third party without the prior written consent of the other party.

     ARTICLE IX - INSURANCE

     A. HSI's Insurance Requirements. HSI shall, at its own expense, obtain and keep in full force and effect at all times for the duration of this Agreement, with a carrier or carriers reasonably satisfactory to Percom, insurance policies of the following kinds and in the following amounts:

          (a) Workers' Compensation Insurance in accordance with all applicable laws;



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          (b)  Employer's   liability   insurance  with  limits  for  employer's
               liability of $1,000,000 per accident;

          (c)  Comprehensive   bodily  injury  and  property  damage   liability
               insurance,   including   automobile   insurance  and  contractual
               liability insurance, in at least the following amounts:

               Bodily injury to any one person                     $1,000,000
               Bodily injury aggregate per occurrence              $1,000,000
               Property damage in any one accident                 $1,000,000
               Property damages aggregate per occurrence           $1,000,000

     Upon request of Percom, HSI shall furnish Percom certificates of such insurance and/or copies of the applicable policies.

     B. Percom' Insurance Requirements. Percom shall, at its own expense, obtain and keep in full force and effect at all times for the duration of this Agreement, with a carrier or carriers reasonably satisfactory to HSI, insurance policies of the following kinds and in the following amounts:

          (a) Workers' Compensation Insurance in accordance with all applicable laws;

          (b)  Employer's   liability   insurance  with  limits  for  employer's
               liability of $1,000,000 per accident;

          (c)  Comprehensive   bodily  injury  and  property  damage   liability
               insurance,   including   automobile   insurance  and  contractual
               liability insurance, in at least the following amounts:

               Bodily injury to any one person                       $1,000,000
               Bodily injury aggregate per occurrence                $1,000,000
               Property damage in any one accident                   $1,000,000
               Property damages aggregate per occurrence             $1,000,000

     Upon request of HSI, Percom shall furnish HSI certificates of such insurance and/or copies of the applicable policies.

     ARTICLE X - FORCE MAJEURE

          A. Force Majeure. If the performance of this Agreement is interfered with by any circumstance beyond the reasonable control of the party affected, including without limitation governmental
               authority   to  grant   any   consent,   approval,   waiver,   or
               authorization  or any  delay  on  the  part  of any  governmental


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               authority   in  granting  any   consent,   approval,   waiver  or
               authorization,   manufacturer  or  equipment   vendor  delays  or
               deficiencies (including ability to process correctly calendar date-related data), delays in repair or maintenance of cell sites due to restricted access by third parties, delays or barriers to construction or coverage resulting from local zoning restrictions or frequency coordination issues with incumbent microwave users, acts of God, such as fire, flood, earthquake or other natural cause, terrorist events, riots, insurrections, war or national
               emergency,   strikes,   boycotts,   lockouts   or   other   labor
               difficulties, the party affected by the force majeure is excused on a day-by-day basis to the extent of the interference; provide that such party shall use its reasonable best efforts to avoid or remove the causes of such nonperformance.

     ARTICLE XI - NOTICES

          A. Notices. Notices under this Agreement shall be in writing and delivered by certified mail, return receipt requested, to the persons whose names and business addresses appear below and such notice shall be effective on the date of receipt or refusal thereof by the receiving Party.

               If to HSI:              Horizon Services, Inc.
                                       68 E. Main Street
                                       P. O. Box 480
                                       Chillicothe, OH  45601
                                       Attn:  President

               If to Percom:           Horizon Personal Communications, Inc.
                                       68 E. Main Street
                                       P. O. Box 480
                                       Chillicothe, Ohio 45601
                                       Attn:  President

     ARTICLE XII - DISPUTES; ARBITRATION

     A. Arbitration. Any dispute arising between HSI and Percom in connection with this Agreement, which is not settled to the mutual satisfaction of HSI and Percom within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration conducted in Columbus, Ohio in accordance with the Commercial Arbitration rules of the American Arbitration Association then in effect on the date that such notice is given. The decision of the arbitrator shall be final and binding upon the parties and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing


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          and presenting its case. The cost of  arbitration,  including the fees and expenses of the arbitrator, will be shared equally by the parties unless the award otherwise provides.

     ARTICLE XIII - MISCELLANEOUS

     A. Assignment. None of the parties shall have the right to assign this Agreement without the consent in writing of the other party; except that at any time HSI in its sole discretion may assign all of its rights to receive payments hereunder to a lender in connection with any financing obtained from such lender.

     B. No Partnership. This Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between HSI and Percom. Except as provided herein, neither party shall have any authority to enter into an agreement for or bind the other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

     C.   Entire Agreement.  This Agreement sets forth the entire  understanding
          of  the  parties  and  supersedes   any  and  all  prior   agreements,
          arrangements or understandings relating to the subject matter hereof.

     D. Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

     E. Governing Law. This Agreement is made pursuant to and shall be construed and enforced in accordance with the internal laws in force in the State of Ohio.

     F. Press Releases. Neither party shall issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the supplies or services to be provided hereunder without obtaining the prior written approval of the other party.

     G. Amendments. No provision hereof shall be altered, modified, rescinded or limited except by written agreement expressly referring hereto and to the provisions so altered, modified and limited and signed by all parties against whom such modification or limitation is asserted, nor shall any such provision be modified or limited by course of conduct or by usage of trade.

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     H.   Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                                       HORIZON SERVICES, INC.


                                       By:____________________________________

                                       Name:__________________________________

                                       Its:___________________________________


                                       HORIZON PERSONAL COMMUNICATIONS, INC.


                                       By:____________________________________

                                       Name:__________________________________

                                       Its:___________________________________